UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2005
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8                   OTHER EVENTS

Item 8.01                   Other Events

Uranerz Energy has constituted a new Advisory Board comprised entirely of professionals from the original Uranerz Exploration and Mining group of companies.

Professionals from the former Uranerz Exploration and Mining companies included on the Uranerz Energy Advisory Board are:

Dr. Franz J. Dahlkamp
Dr. Dahlkamp has over 45 years experience as an economic geologist, with specific emphasis in uranium. He started as an economic geologist with several mining companies in Germany and abroad. In 1968 he began working with the Uranerz Exploration and Mining group of companies and by 1974 he became the head of their exploration department. While at Uranerz he organized and established the Uranerz group of subsidiary companies for uranium exploration in Australia, Canada, and the USA, and conducted reconnaissance surveys for uranium worldwide.

Since 1978 Dr. Dahlkamp has been consulting for mining companies, utilities, national and international institutions (governments of Germany, Austria, USA, Egypt, Iran, Mongolia; UN/IAEA, OECD/NEA). Also, since 1978 to 2002, Dr. Dahlkamp lectured at the Universities of Leoben and Salzburg, Austria, and Munich, Germany (on uranium deposits: geology, economics, and exploration).

Dr. Dahlkamp literally “wrote the book” on uranium ore deposits. He has published over fifty papers including six books (eg. Uranlagerstätten 1979, Uranium Ore Deposits 1993)

Dr. Dahlkamp has a PhD (1958), a Dr. of Science (Habilitation 1979), and is an Honorary Chair (Honorar-Professor) at Mining-University of Leoben (1990).

Dr. Dahlkamp will advise the Company on projects outside of North America.

Dr. Gerhard Ruhrmann
Dr. Gerhard Ruhrmann has close to 30 years experience in uranium exploration, mining and mine waste management. From 1976 to 1981, Dr. Ruhrmann was project geologist and exploration manager for Uranerz Exploration and Mining (UEM) in Canada, supervising field work in the Otish Mountains of Quebec, the Athabasca Basin in Saskatchewan, and the Thelon Basin in Nunavut. In 1982, Dr. Ruhrmann joined Key Lake Mining Corporation, to develop exploration tools for high grade unconformity-related uranium deposits on the basis of geological and mineralogical research at the Key Lake open pits and other mines in the Athabasca Basin. This resulted in a number of papers published in a variety of scientific periodicals including technical documents of the International Atomic Energy Agency.

In 1988, Dr. Ruhrmann became engaged in hydrogeological and geotechnical work in Cameco’s engineering division, assessing above-ground uranium tailings management facilities and contributing to the in-pit tailings disposal concept at the Deilmann open pit in Saskatchewan.

In 1993, Uranerzbergbau (UEB) in Germany called Dr. Ruhrmann to join its consulting branch. Assignments included the assessment of exploration and mining projects in central Asia and western Africa, managing a subsidiary exploration company in Guinea, providing technical assistance to regulatory agencies in Papua New Guinea, monitoring the reclamation work at the former uranium mines in eastern Germany, designing reclamation concepts for closed-out uranium mines in central Asia and eastern Europe as well as reviewing the mining practice in

Vietnam. On the basis of this experience, Dr. Ruhrmann co-authored a book on environmental mine management, published in 2001.

Since 2003, Dr. Ruhrmann is practicing as an independent consultant to the mining industry and international technical assistance agencies. Assignments include a review of the mining industry in Mongolia, enhancement of small-scale mining in Papua New Guinea, quality control at uranium mine rehabilitation projects and the assessment of uranium prospects.

Dr. Ruhrmann has a diploma in geology and holds a doctor degree in geology from the University of Tuebingen, Germany. Since 2001, Dr. Ruhrmann is teaching mineral exploration at the University of Leoben, Austria.

Mr. Kenneth Cunningham M.S.Geo., B.S. Geo.
Mr. Cunningham brings over thirty years of experience from diversified mineral exploration and mining geology through to executive management. Eighteen of these years have been focused in Nevada. Currently Mr. Cunningham is the President and Chief Executive Officer of Miranda Gold Corp. where he aggressively positioned this company in the Cortez Gold Trend and successfully negotiated joint ventures with major mining companies including Newmont, Placer Dome, Newcrest and Barrick. Previously, he was Exploration Manager with Uranerz U.S.A. Inc. During his tenure with Uranerz, Mr. Cunningham led the exploration and acquisition effort that resulted in two Nevada gold discoveries; a three-million-ounce discovery in the Battle Mountain trend and a one-plus-million ounce discovery in the northern Carlin trend. Mr. Cunningham has also been Vice President of Tenneco Minerals Company and a Resident Manager with Echo Bay Mining Company.

Mr. Cunningham started his career with Houston Oil and Minerals as a member of its uranium exploration team. In 1978 he was responsible for the discovery of the Death Valley uranium deposit on Alaska’s Seward Peninsula. This deposit contains ten-million-pounds of uranium at a grade of .25% U3O8.

Mr. Joe Hebert, B.S. Geo
Mr. Joe Hebert is currently Vice President of Exploration for Miranda Gold Corp. Most recently, Mr. Hebert was the senior exploration geologist for the Cortez Joint Venture (Placer Dome and Kennecott Minerals) located on the Battle Mountain Trend in North Central Nevada. He was a member of the exploration team who discovered the 7.5 million ounce Cortez Hills gold deposit. During his tenure at Cortez he directed all generative and acquisition efforts within the joint venture area of interest.

From 1992 to 1999 Mr. Hebert consulted for Uranerz USA, Inc. where he conducted project evaluations and generative programs primarily in north central Nevada. The most significant result of this program was the recognition of gold potential and acquisition recommendations of the Nike-Converse property in Buffalo Valley where Uranerz discovered approximately 3 M oz of gold resource. He also recommended the REN property for acquisition, where currently development drilling on a high-grade resource is being conducted.

During the period when he was consulting, Mr. Hebert initiated a countrywide evaluation of Mongolia, identifying essentially unexplored epithermal systems from regional compilation and focused reconnaissance. He focused his client in gold-belts of NE Mongolia, acquiring for them two large concessions with multiple ore-grade showings in large epithermal and intrusive-related alteration cells. This program required interaction with high-level government officials, Mongolian junior companies, Mongolian Geological Survey and supervising native crews in remote camps.

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Mr. Hebert is credited with team participation in multiple gold discoveries in Nevada and Utah over the course of his career. He has also had staff and contract positions with several US majors over the years including Superior Oil, Tenneco, and Freeport Minerals.

The Advisory Board will augment the management team that is also comprised of previous Uranerz Exploration and Mining professionals, including Glenn Catchpole, Gerhard F. Kirchner, and George J. Hartman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: October 3, 2005	By:	“Aileen Lloyd”
AILEEN LLOYD
Director/ Secretary

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